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Exhibit 10.11

BORROWER SECURITY AGREEMENT

Dated as of October 30, 2002

Between

WYNN LAS VEGAS, LLC,
as Borrower

and

WELLS FARGO BANK NEVADA, NATIONAL ASSOCIATION,
as Collateral Agent for the Lenders

BORROWER SECURITY AGREEMENT

        THIS BORROWER SECURITY AGREEMENT (this "Security Agreement") made as of October 30, 2002, by WYNN LAS VEGAS, LLC, a Nevada limited liability company (the "Borrower"), in favor of WELLS FARGO BANK NEVADA, NATIONAL ASSOCIATION, a national banking association, as Collateral Agent (being referred to herein, together with any successor(s) thereto in such capacity, as the "Collateral Agent") for the Lenders under the Loan Agreement referenced below.

W  I  T  N  E  S  S  E  T  H  :

        Whereas, pursuant to the terms of the Loan Agreement dated as of October 30, 2002 (as amended from time to time, the "Loan Agreement"), among the Borrower, the Collateral Agent and the several lenders listed in Schedule IA attached thereto (together with each successive and additional lender thereunder, the "Lenders"), the Borrower has agreed to borrow, and the Initial Lenders have agreed to lend, subject to certain conditions, the funds necessary to acquire the Borrower Collateral (as hereinafter defined);

        WHEREAS, as a condition precedent to making their loans, the Lenders have required that the Borrower and the Collateral Agent enter into this Security Agreement; and

        WHEREAS, therefore, the Borrower wishes to execute, deliver and perform, and has duly authorized the execution, delivery and performance of, this Security Agreement.

        NOW, THEREFORE, the Borrower and the Collateral Agent hereby agree as follows:

SECTION 1.    DEFINITIONS.

        Section 1.1.    Loan Agreement Definitions.    Unless otherwise defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in Appendix I to the Loan Agreement.

        Section 1.2.    UCC Definitions.    Unless otherwise defined herein (including those terms defined in the Loan Agreement) or the context otherwise requires, terms for which meanings are provided in the UCC in effect in the State of New York are used in this Security Agreement, including its preamble and recitals, with such meanings, subject to those mandatory provisions of Nevada Law governing perfection, the effect of perfection or non-perfection, and the priority of a security interest in the Borrower Collateral.

SECTION 2.    SECURITY INTEREST.

        Section 2.1.    Grant of Security.    As security for the payment and performance of all Obligations of the Borrower under the Loan Agreement, the Notes and any other Loan Document or agreement or document related to any Loan Document (hereinafter, collectively, the "Liabilities"), the Borrower hereby transfers, assigns and pledges to the Collateral Agent, for the ratable benefit of the Lenders, and grants to the Collateral Agent for the ratable benefit of the Lenders, a continuing first and prior security interest (subject to the FF&E Intercreditor Agreement) in and to all of the Borrower's right, title and interest in (i) the Items of Equipment listed on Schedule A hereto and each Schedule A to each Borrower Security Agreement Supplement executed pursuant to Sections 4.2 and 6.17(b) of the Loan Agreement, whether now or hereafter existing or acquired by the Borrower or in which the Borrower now has or at any time in the future may acquire any right, title or interest, (ii) the Equipment Contracts, (iii) contracts and warranties necessary to operate and maintain the Items of Equipment or otherwise specifically related to the Items of Equipment, (iv) any rights to Liquidated Damages, rebates, offset or other warranty payments, or assignment under a purchase order, invoice or purchase agreement with any manufacturer of or contractor for any portion of the foregoing, including any general contractor, (v) all insurance policies relating to the foregoing required to be maintained pursuant to any Loan Document, (vi) all books, records, writings, databases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing and (vii) all proceeds from the sale of any or all of the foregoing, and to the extent not otherwise included, all payments under insurance (whether or not the Borrower is the loss payee hereof) or any indemnity, warranty or guarantee payable by reason of loss or damage to or otherwise with respect to any of the foregoing (collectively, the "Borrower Collateral"). Notwithstanding anything to the contrary in this Security Agreement, the term ("Borrower Collateral") shall not include any items in which a security interest may not be granted under Gaming Laws, or other applicable law, or under the terms of any license, permit or authorization issued by a Nevada Gaming Authority or other Governmental Agency, or which would require a finding of a suitability or other similar approval or procedure by a Nevada Gaming Authority or other Governmental Agency prior to being given as collateral security.

        Section 2.2.    Continuing Security Interest.    Subject to Section 2.4, this Security Agreement shall create a continuing security interest in the Borrower Collateral and shall (a) remain in full force and effect until indefeasible payment in full of all Liabilities, (b) be binding upon the Borrower, its successors, transferees and assigns, and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and each Lender. Without limiting the generality of the foregoing clause (c), any Lender may, subject to Section 10 of the Loan Agreement, assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person, and such other Person shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lenders under any Loan Document (including this Security Agreement) or otherwise, subject, however, to any contrary provisions in the Loan Agreement.

        Upon the payment in full of all Liabilities, the security interest granted herein shall terminate and all rights to the Borrower Collateral granted thereby shall revert to the Borrower, without the delivery of any instrument or performance of any act by any party. Upon any such termination, the Collateral Agent will, at the request and at the sole expense of the Borrower, execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such termination.

        Section 2.3.    Borrower Remains Liable.    Anything herein to the contrary notwithstanding:

          (a)  The Borrower shall remain liable under the contracts and agreements included in the Borrower Collateral to the extent set forth therein, and shall perform all of their duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed,

          (b)  the exercise by the Collateral Agent of any of its rights hereunder shall not release the Borrower from any of its duties or obligations under any such contracts or agreements included in the Borrower Collateral, and

          (c)  neither the Collateral Agent nor any Lender shall have any obligation or liability under any such contracts or agreements included in the Borrower Collateral by reason of this Security Agreement, nor shall the Collateral Agent or any Lender be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

        Section 2.4.    Equipment Collateral Release.    (a) Upon payment of the Bank Prepayment Option pursuant to Section 3.1(b) of the Loan Agreement, the security interest granted herein shall terminate. Upon any such termination, the Collateral Agent will, at the direction of the Required Lenders and at the sole expense of the Borrower, execute and deliver to the Eligible Payor (as defined in the FF&E Intercreditor Agreement) such documents as the Eligible Payor (as defined in the FF&E Intercreditor Agreement) shall reasonably request to evidence such termination.

        (b)  Pursuant to the terms of the Disbursement Agreement, following the delivery of an Appraisal pursuant to Section 6.17 of the Loan Agreement, the security interests granted herein shall terminate with respect to those Items of Equipment which are to be released in connection therewith. Upon any such termination, the Collateral Agent will, at the direction of the Required Lenders and the sole expense of the Borrower, execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such termination.

SECTION 3.    WARRANTIES.

        The Borrower hereby represents and warrants to the Collateral Agent and each Lender that:

          (a)  the Borrower is and will be the lawful owner of all of the Borrower Collateral, free of all liens and claims whatsoever, other than Permitted Liens, with full power and authority to execute this Security Agreement and perform the obligations of the Borrower hereunder and to subject the Borrower Collateral to the security interest hereunder;

          (b)  this Security Agreement creates a valid first priority security interest in the Borrower Collateral securing payment and performance of the Liabilities and that all filings and other action necessary to perfect such security interest have been taken; and

          (c)  all information with respect to the Borrower Collateral and the Borrower set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by the Borrower to the Collateral Agent or any Lender and all other written information heretofore or hereafter furnished by the Borrower to the Collateral Agent or any Lender, is and will be true and correct in all material respects as of the date furnished, unless it refers by its terms to a specific date, then as of that date.

SECTION 4.    COVENANTS WITH RESPECT TO THE BORROWER COLLATERAL.

        The Borrower covenants and agrees as follows:

        Section 4.1.    Possession and Use of Borrower Collateral; Compliance with Laws.    The Borrower agrees that the Borrower Collateral will be used and operated in compliance with all applicable Requirements of Law. The Borrower shall not use any Item of Equipment or any part thereof for any purpose or in any manner that would materially adversely affect the Fair Market Value, the utility of the Item of Equipment or the remaining useful life of such Item of Equipment, ordinary wear and tear and depreciation excepted. The Borrower shall procure and maintain in effect all material licenses, registrations, certificates, permits, approvals and consents required by any Requirement of Law or by any Governmental Authority necessary for the ownership, delivery, installation, maintenance, repair, use and operation of the Borrower Collateral. The Borrower shall not (a) use, operate, or maintain the Borrower Collateral or any portion thereof in violation of Section 4.3 or any Insurance Requirement; (b) lease, assign or otherwise permit the use of any of the Borrower Collateral except as may be permitted by Section 4.2; or (c) except as set forth in Section 4.2 or the Loan Agreement, sell, assign or transfer any of its rights or in any of the Borrower Collateral, or directly or indirectly create, incur or suffer to exist any Lien on any of its rights hereunder or in any of the Borrower Collateral, except for Permitted Liens or (d) except in connection with any maintenance or repair thereof, permit any Item of Gaming Equipment or any Part relating to such Item of Gaming Equipment to be located at any location other than the Project.

        Section 4.2.    Leases and Assignments.    Except for leases permitted by this Section 4.2, the Borrower may not assign, lease, mortgage, pledge or otherwise transfer to any Person, at any time, in whole or in part, any of its rights, title or interest in, or obligations to or under this Security Agreement, any other Loan Document or to any portion of the Borrower Collateral, other than Liens permitted by Section 7.3 of the Loan Agreement. Each lease entered into in accordance with this Section 4.2 shall be referred to as a "Lease." The Borrower may, so long as no Security Agreement Event of Default exists, lease all or any portion of the Borrower Collateral to one or more of its Affiliates, so long as in connection with any Lease of a portion of the Borrower Collateral, such portion shall include Items of Equipment with an aggregate Purchase Price of at least the Minimum Lease Amount. With respect to any Lease permitted under this Section 4.2, the Borrower shall not lease any portion of the Borrower Collateral to any Person who shall then be engaged in any proceedings for relief under any bankruptcy or insolvency law or laws relating to the relief of debtors.

        No Lease hereunder will (a) discharge or diminish any of the Borrower's obligations to Collateral Agent or any Lender hereunder or the Borrower's or any Guarantor's obligations to any other Person under any other Loan Document, and the Borrower shall remain directly and primarily liable under this Security Agreement and any other Loan Document to which it is a party with respect to all of the Borrower Collateral or (b) extend beyond the last day of the Loan Term. Each Lease permitted hereby shall be made and shall expressly provide that it is subject and subordinate to this Security Agreement and the rights of Collateral Agent thereunder, and shall expressly provide for the surrender of the Borrower Collateral leased by the applicable lessee at the election of Collateral Agent after a Security Agreement Event of Default.

        The Borrower shall give the Collateral Agent prompt, and in any event within 5 Business Days thereof, written notice of any Lease permitted under this Section 4.2, and shall promptly provide the Collateral Agent with a fully executed copy of each document evidencing such Lease, together with a Certificate of a Responsible Officer of the Borrower that such Lease complies with this Section 4.2.

        Section 4.3.    Maintenance.    At all times, the Borrower shall, at its own cost and expense:

          (a)  keep, repair, maintain and preserve the Borrower Collateral in good order and operating condition and repair as existing on the Advance Date to which such Borrower Collateral relates, ordinary wear and tear excepted, and in conformance with (i) prudent industry maintenance and repair standards, (ii) such maintenance and repair standards used by the Borrower or any of its Affiliates for similar property owned or leased by it, and (iii) all material Requirements of Law and Insurance Requirements, and in the event that any Requirement of Law requires any alteration, replacement or addition of or to any Part of the Borrower Collateral, the Borrower will conform therewith at its own expense;

          (b)  (i) conduct all scheduled maintenance of the Borrower Collateral in conformity with the Borrower's and its Affiliates' past practices, and prudent industry maintenance and repair standards, (including, without limitation, the Borrower's and its Affiliates' maintenance program for such equipment) and (ii) maintain such Borrower Collateral so as to preserve its remaining economic useful life, utility and residual value; and

          (c)  cause the Borrower Collateral to continue to have at all times the capacity and functional ability to perform, on a continuing basis (subject to normal interruption in the ordinary course of business for maintenance, inspection, service, repair and testing) and in commercial operation, the functions for which it was specifically designed, other than any Casualty pursuant to which the Borrower has paid the Casualty Amount or is rebuilding the affected portion of the Borrower Collateral pursuant to Section 8.1 of the Loan Agreement.

        The Borrower shall prepare and deliver to Collateral Agent and the Lenders within 30 Business Days prior to the required date of filing (or, to the extent permissible, file on behalf of Collateral Agent and the Lenders) any and all material reports to be filed by Collateral Agent or any Lender with any Governmental Authority by reason of the security interest of the Collateral Agent or any Lender in the Borrower Collateral. Each Lender agrees to inform promptly the Borrower of any request for such reports received by it. The Borrower shall maintain or cause to be maintained, all records, logs and other materials required by any Governmental Authority having jurisdiction over the Borrower Collateral. Subject to the provisions of Section 13.17 of the Loan Agreement and applicable Gaming Laws, the Borrower shall permit Collateral Agent and each Lender to inspect, during normal business hours and upon notice within 5 Business Days, the Borrower Collateral and any and all records, logs and other materials maintained by the Borrower or any of its Affiliates in respect of the Borrower Collateral; provided that from and after the occurrence of a Security Agreement Event of Default, all costs and expenses of Collateral Agent or any Lender in connection with such inspection shall be borne by the Borrower. The Borrower hereby waives any right now or hereafter conferred by law to make repairs on the Borrower Collateral at the expense of Collateral Agent or any Lender.

        Section 4.4.    Alterations, Modifications, etc.    In case the Borrower Collateral, or any item of equipment, part or appliance therein (each, a "Part") is required to be altered, added to, replaced or modified in order to comply with any Requirements of Law (a "Required Alteration") pursuant to Section 4.1 or 4.3 hereof, the Borrower agrees to make such Required Alteration at its own expense. The Borrower shall have the right to make any modification, alteration or improvement to the Borrower Collateral (herein referred to as a "Permitted Modification"), or to remove any Part which has become worn out, broken or obsolete, provided in each case that the Borrower continues to be in compliance with Sections 4.1 and 4.3 hereof and that such action will not materially decrease the economic value of the Borrower Collateral or impair its originally intended use or function or decrease its economic useful life and in any event, will not decrease the Fair Market Value of the Borrower Collateral throughout the Loan Term. In the event any Permitted Modification (i) is readily removable without impairing the value or use which the Borrower Collateral would have had at such time had such Part not been affixed or placed to or on such Borrower Collateral (a "Removable Part"), (ii) is not a Required Alteration and (iii) is not a Part which replaces any Part originally incorporated or installed in or attached to such Borrower Collateral on the date on which such Borrower Collateral became subject to this Security Agreement, or any Part in replacement of or substitution for any such original Part (each an "Original Part"), any such Permitted Modification, if no Security Agreement Event of Default is continuing, shall be and remain the property of the Borrower that is not subject to the Lien of this Security Agreement and may be removed by the Borrower (a "Borrower Part"). To the extent such Permitted Modification is not a Removable Part, or is a Required Alteration or an Original Part, and, to the extent a Removable Part is not the property of the Borrower that is not subject to the Lien of this Security Agreement because of the continuance of a Security Agreement Event of Default, the same shall immediately and automatically be and become subject to the Lien of this Security Agreement. Any Required Alterations, and any Parts installed or replacements made by the Borrower upon any Borrower Collateral pursuant to its obligation to maintain and keep the Borrower Collateral in good order, operating condition and repair under Section 4.3 (collectively, "Replacement Parts") and all other Parts which become the property of the Borrower shall be considered, in each case, accessions to such Borrower Collateral and a security interest therein shall be immediately and automatically vested in Collateral Agent for the benefit of the Lenders. All Replacement Parts shall be free and clear of all Liens (other than Permitted Liens) and shall be in as good an operating condition as, and shall have a value and utility at least equal to, the Parts replaced, assuming such replaced Parts and the Borrower Collateral were immediately prior to such replacement or the event or events necessitating such replacement in the condition and repair required to be maintained by the terms hereof. Any Part at any time removed from any of the Borrower Collateral shall remain subject to the interests of Collateral Agent and the Lenders under the Loan Documents, no matter where located, until such time as such Part shall be replaced by a Part which has been incorporated or installed in or attached to such Borrower Collateral and which meets the requirements for a Replacement Part specified above. No later than 30 days after the end of each fiscal quarter of the Borrower, the Borrower shall deliver to Collateral Agent for the benefit of the Lenders, a Borrower Security Agreement Supplement evidencing the grant by the Borrower of a security interest in such Replacement Part to Collateral Agent for the benefit of the Lenders, for each Replacement Part not previously evidenced by a Borrower Security Agreement Supplement and such other documents in respect of such Part or Parts and to the extent, as Collateral Agent may reasonably request in order to confirm that a security interest to such Part or Parts has passed to Collateral Agent for the benefit of the Lenders, as hereinabove provided. Any such Replacement Part, regardless of whether evidenced by a Borrower Security Agreement Supplement, shall become subject to this Security Agreement and shall be deemed part of the Borrower Collateral, for all purposes thereof to the same extent as the Parts originally incorporated or installed in the Borrower Collateral, and a security interest to such Replacement Part shall thereupon vest in the Collateral Agent. All replacements pursuant to this Section 4.4 shall be purchased by the Borrower with its own funds. There shall be no obligation on the part of any Lender to pay for or otherwise finance any such replacement.

        Section 4.5.    Identifying Numbers and Registration; Legend; Changes; Inspection.    (a) The Borrower, at its own expense, will cause each Item of Gaming Equipment to be kept numbered with the identification number as shall be set forth on Schedule A to the applicable Security Agreement Supplement.

        (b)  The Borrower will not change the identification number of any Item of Equipment unless and until (i) a statement of new number or numbers to be substituted therefor shall have been delivered to the Collateral Agent and filed, recorded and deposited by the Borrower in all public offices where the Security Agreement shall have been filed, recorded and deposited or any financing statement has been filed in respect thereof and (ii) the Borrower shall have furnished the Collateral Agent an opinion of counsel in form and substance reasonably satisfactory to the Required Lenders to the effect that such statement has been so filed, recorded and deposited and that no other filing, recording, deposit or giving of notice with or to any other Federal, state or local government or agency thereof is necessary to perfect the rights and interests of the Collateral Agent in such Items of Equipment. The Equipment may be lettered with the names or initials or other insignia used by the Borrower or any lessee. Upon the request of Collateral Agent and subject to applicable Gaming Laws, the Borrower shall make the Items of Equipment available to Collateral Agent, its agents, representatives or assignees for inspection at their then location and shall also make the Borrower's books, manuals, logs, records and other information pertaining to the Items of Equipment available for inspection and permit such parties to make copies thereof, in each case, upon reasonable notice, at any time during regular business hours and as often as requested (but not so as to materially interfere with the business of the Borrower), provided that all costs and expenses of Collateral Agent in connection with such inspection shall be borne by the inspecting party unless a Security Agreement Event of Default has occurred and is continuing at the time of such inspection, in which case all such costs and expenses shall be borne by the Borrower.

        Section 4.6.    Liens.    The Borrower will not directly or indirectly create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on or with respect to the Borrower Collateral or any Part thereof. The Borrower, at its own expense, will promptly pay, satisfy and otherwise take such actions as may be necessary to keep the Borrower Collateral free and clear of, and to duly discharge or eliminate or bond in a manner satisfactory to Required Lenders, any such Lien not excepted above if the same shall arise at any time. The Borrower will notify Collateral Agent and each Lender in writing within 5 Business Days upon becoming aware of any Tax or other Lien (other than any Lien excepted above) that shall attach to the Borrower Collateral, and of the full particulars thereof. Without limiting the foregoing, the Borrower shall not assign or pledge any of its rights under any Lease to any Person other than Collateral Agent for the benefit of the Lenders.

        Section 4.7.    Replacements and Substitutions.    (a) In addition to the rights of the Borrower under Section 4.4, the Borrower shall have the option at any time to replace any Item or Items of Equipment (a "Replaced Item" or "Replaced Items") with a substitute Item or Items of Equipment (a "Substitute Item" or "Substitute Items"), subject to the following conditions:

            (i)  no Security Agreement Event of Default shall have occurred and be continuing;

          (ii)  with respect to Gaming Equipment, the Substitute Item or Substitute Items shall be located at the Project;

          (iii)  the Substitute Item or Substitute Items shall be the same general type, year of construction (or a later year of construction), useful life, function, utility, state of repair and operating condition as the portion of the Replaced Item or Replaced Items, must have a Fair Market Value of not less than the Fair Market Value of the Replaced Item or Replaced Items and be free and clear of any Liens other than Permitted Liens assets, as described in the Appraisal delivered pursuant to Section 6.17 of the Loan Agreement;

          (iv)  the Collateral Agent shall have received a certificate from the Administrative Agent confirming that such substitution complies with the terms of the Wynn Credit Agreement; and

          (v)  prior to the date of any such substitution, the Borrower shall replace such Replaced Item or Replaced Items by complying with the terms of Section 8.1 of the Loan Agreement to the same extent as if a Casualty or a series of Casualties had occurred with respect to such Replaced Item or Replaced Items, and the Collateral Agent shall release it Lien on the Replaced Item or Replaced Items in the same manner as provided in said Section 8.1 of the Loan Agreement.

        (b)  All replacements pursuant to Section 4.7(a) shall be purchased by the Borrower with its own funds. There shall be no obligation on the part of the Collateral Agent or any Lender to pay for or otherwise finance any such replacement. No termination of this Security Agreement with respect to any Item of Equipment as contemplated by this Section 4.7 shall result in any reduction of the Borrower's obligation to pay the Loan Balance or any Interest thereon.

SECTION 5.    CERTIFICATE, SCHEDULES AND REPORTS.

        The Borrower will from time to time, as the Collateral Agent or any Lender may reasonably request, deliver to the Collateral Agent and the Lenders such schedules, certificates and reports respecting all or any of the Borrower Collateral at the time subject to the security interest hereunder, and the items or amounts received by the Borrower in full or partial payment or otherwise as proceeds of any of the Borrower Collateral, all to such extent as the Collateral Agent may request. Any such schedule, certificate or report shall be executed by a duly authorized officer of Borrower and shall be in such form and detail as the Collateral Agent, at the direction of the Required Lenders, may reasonably specify.

SECTION 6.    ADDITIONAL AGREEMENTS OF BORROWER.

        The Borrower agrees, that, until all of the Liabilities are paid in full, the Borrower will perform and fulfill each of the following agreements:

          (a)  The Borrower (1) hereby authorizes the filing of such financing statements, continuation statements or amendments thereof or supplements thereto and other documents (and will pay the cost of filing or recording the same in all public offices deemed necessary by the Lenders) and the doing of such other acts and things, all as any Lender or the Collateral Agent may from time to time request, to establish and maintain a valid first security interest in the Borrower Collateral to secure the payment of the Liabilities, including, without limitation, deposit with the Collateral Agent of any certificate of title issuable with respect to any of the Borrower Collateral and notation thereon of the security interest hereunder (and any carbon, photographic or other reproduction of this Security Agreement or of any such financing statement shall be sufficient for filing as a financing statement) and (2) will, at the time of each Advance and contemporaneously with the Responsible Officer's certificate required pursuant to Section 6.2 of the Loan Agreement prepared with respect to the annual financial statements referenced in Section 6.1(a) of the Loan Agreement provide to the Lenders and the Collateral Agent an opinion of counsel (which may be the opinion of the general counsel/chief legal officer of the Borrower) stating that, in the opinion of such counsel, this Security Agreement and the UCC filings and other agreements or documents executed in connection with this Security Agreement have been, and remain, properly recorded or filed for record so as to make effective of record the lien intended to be created hereby and thereby.

          (b)  The Borrower will keep or cause to be kept all of the Gaming Equipment at the Project unless the Collateral Agent, upon being directed to do so by the Required Lenders, shall otherwise consent in writing and all necessary licenses and permits shall have been obtained.

          (c)  The Borrower will not change its name, state of organization, legal form or do business under any other name without at least 30 days' prior written notice thereof to the Lenders and the Collateral Agent and will not change the location of its principal executive offices or places of business, except for a change to another location within the continental limits of the United States of America and within a jurisdiction in which the UCC is in effect, of which the Lenders and the Collateral Agent shall have been given at least 30 days' prior written notice.

          (d)  The Borrower will reimburse the Collateral Agent and Lenders upon demand for all reasonable costs and expenses, including reasonable attorney's fees and legal expenses (including allocated costs of internal counsel), incurred by the Collateral Agent in seeking to collect or enforce any right under this Security Agreement or the Borrower Collateral and, in case of a Security Agreement Event of Default, in seeking to collect payments of principal, premium, if any, and interest on any Note and all other Liabilities and to enforce rights hereunder, including expenses of any repairs to any realty or other property to which any of the Borrower Collateral may be affixed or be a part.

          (e)  The Borrower shall cause each insurance policy required to be maintained pursuant to the Loan Agreement to be in full force and effect.

SECTION 7.    [RESERVED].

SECTION 8.    DEFAULTS AND REMEDIES.

        Section 8.1.    Defaults.    (a) The occurrence, or the existence of any Event of Default under the Loan Agreement, shall constitute an "Security Agreement Event of Default" hereunder.

        (b)  With respect to all of the Borrower Collateral, upon the occurrence and during the continuation of any Security Agreement Event of Default hereunder, the Collateral Agent shall, subject to the FF&E Intercreditor Agreement, have, in addition to all other rights provided herein or by law, the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights or remedies are asserted and regardless of whether the UCC applies to the affected Borrower Collateral), and further the Collateral Agent may, without demand and without advertisement, notice, hearing or process of law, all of which the Borrower hereby waives, at any time or times, sell and deliver any or all Borrower Collateral held by or for it at public or private sale, for cash, upon credit or otherwise, at such prices and upon such terms as the Collateral Agent deems advisable, in its sole discretion, provided that said disposition complies with any and all Requirements of Law. In addition to all other sums due the Collateral Agent or any Lender hereunder, the Borrower shall pay the Collateral Agent and any Lender all costs and expenses incurred by the Collateral Agent or such Lender, including a reasonable allowance for attorneys' fees and court costs, in obtaining, liquidating or enforcing payment of the Borrower Collateral or Liabilities or in the prosecution or defense of any action or proceeding by or against the Collateral Agent such Lender or the Borrower concerning any matter arising out of or connected with this Agreement or the Borrower Collateral or Liabilities, including without limitation any of the foregoing arising in, arising under or related to a case under the United States Bankruptcy Code (or any successor statute). Any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Borrower in accordance with Section 9.3 hereof at least 10 days before the time of sale or other event giving rise to the requirement of such notice; however, no notification need be given to the Borrower if the Borrower has signed, after an Security Agreement Event of Default hereunder has occurred, a statement renouncing any right to notification of sale or other intended disposition. The Collateral Agent shall not be obligated to make any sale or other disposition of the Borrower

Collateral regardless of notice having been given. The Collateral Agent or any Lender may be the purchaser at any such sale. To the extent permitted by applicable law, Borrower hereby waives all of its rights of redemption from any such sale. Subject to the provisions of applicable law, the Collateral Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, be made at the time and place to which the sale was postponed or the Collateral Agent may further postpone such sale by announcement made at such time and place.

        (c)  With respect to all of the Borrower Collateral, without in any way limiting the foregoing, the Collateral Agent shall, upon the occurrence and during the continuation of any Security Agreement Event of Default hereunder, have the right, in addition to all other rights provided herein or by law, subject to applicable Gaming Laws, to take physical possession of any and all of the Borrower Collateral and anything found therein, the right for that purpose to enter without legal process any premises where such Borrower Collateral may be found (provided such entry be done lawfully), and the right to maintain such possession on the Borrower's premises (the Borrower hereby agreeing to lease such premises without cost or expense to the Collateral Agent or its designee if the Collateral Agent so requests) or to remove the Borrower Collateral or any part thereof to such other places as the Collateral Agent may desire. Upon the occurrence and during the continuation of any Security Agreement Event of Default hereunder, the Borrower shall, upon the Collateral Agent's demand, assemble the Borrower Collateral and make it available to the Collateral Agent at a place reasonably designated by the Collateral Agent. If the Collateral Agent exercises its right to take possession of the Borrower Collateral, the Borrower shall also at its expense perform any and all other steps reasonably requested by the Collateral Agent to preserve and protect the security interest hereby granted in such Borrower Collateral, such as placing and maintaining signs indicating the security interest of the Collateral Agent, appointing overseers for such Borrower Collateral and maintaining inventory records.

        (d)  If Collateral Agent elects to require the Borrower to assemble and deliver each Item of Equipment, the Borrower shall, at its own expense, forthwith deliver (to the extent permitted under any Requirements of Law) exclusive possession of such Items of Equipment to Collateral Agent, at a location or locations reasonably designated by Collateral Agent (subject to the approval of the Nevada State Gaming Control Board if such location is outside the State of Nevada) in the 48 contiguous United States, (provided, however, that the Borrower shall not be required to deliver Items of Equipment consisting of gaming devices to a location in a jurisdiction where possession of such Items of Equipment is unlawful) together with a copy of an inventory list of such Items of Equipment then subject to the Borrower Security Agreement, all then current plans, specifications and operating, maintenance and repair manuals in the possession of the Borrower and its Affiliates and relating to such Items of Equipment that have been received or prepared by the Borrower, appropriately protected and in the condition required by Section 4 (and in any event in condition to be placed in immediate revenue service) and free and clear of all Liens other than Permitted Liens. In addition, the Borrower shall, for 90 days after delivery of such Items of Equipment, cause to be (i) maintained such Items of Equipment in the condition required by Section 4 and free and clear of all Liens other than Permitted Liens, (ii) stored such Items of Equipment without cost to Collateral Agent or any Lender, and (iii) kept all of such Items of Equipment insured in accordance with Section 8.2 of the Loan Agreement. This paragraph shall survive termination of this Security Agreement.

        (e)  Failure by the Collateral Agent to exercise any right, remedy or option under this Agreement or any other agreement between the Borrower and the Collateral Agent or provided by law, or delay by the Collateral Agent in exercising the same, shall not operate as a waiver; no waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated. Neither the Collateral Agent nor any party acting as attorney for the Collateral Agent shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct.

The rights and remedies of the Collateral Agent and the Lenders under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Collateral Agent or the Lenders may have.

        Section 8.2.    Sale of Borrower Collateral.    In addition to the remedies set forth in Section 8.1, if any Security Agreement Event of Default shall occur, subject to the Gaming Laws, Collateral Agent may, but is not required to, sell the Borrower Collateral in one or more sales. Any Lender or the Collateral Agent may purchase all or any part of the Borrower Collateral at such sale. The Borrower acknowledges that sales for cash or on credit to a wholesaler, retailer or user of such Borrower Collateral, or at public or private auction, are all commercially reasonable. Any notice required by law of intended disposition by Collateral Agent shall be deemed reasonably and properly given if given at least 10 days before such disposition.

        Section 8.3.    Application of Sale Proceeds.    All payments received and amounts held or realized by Collateral Agent at any time when a Security Agreement Event of Default shall be continuing as well as all payments or amounts then held or thereafter received by Collateral Agent and the proceeds of sale pursuant to Section 8.2 shall be distributed to the Collateral Agent for distribution in accordance with Section 3.8 of the Loan Agreement.

        Section 8.4.    Power of Attorney.    The Borrower unconditionally and irrevocably appoints Collateral Agent as its true and lawful attorney-in-fact, with full power of substitution, to the extent permitted by Requirements of Law, in its name and stead and on its behalf, solely for the purpose of effectuating any sale, assignment, transfer or delivery under this Section 8, if a Security Agreement Event of Default occurs and is continuing, whether pursuant to foreclosure or power of sale or otherwise, and in connection therewith and during a Security Agreement Event of Default to execute and deliver all such deeds, bills of sale, assignments, releases (including releases of this Agreement on the records of any Authority) and other proper instruments as Collateral Agent may reasonably consider necessary or appropriate. The Borrower ratifies and confirms all that such attorney or any substitute shall lawfully do by virtue hereof. If requested by Collateral Agent or any purchaser, the Borrower shall ratify and confirm any such lawful sale, assignment, transfer or delivery by executing and delivering to Collateral Agent or such purchaser, all deeds, bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

        Section 8.5.    Remedies Cumulative; Consents.    To the extent permitted by, and subject to the mandatory requirements of, any Requirements of Law, each and every right, power and remedy herein specifically given to Collateral Agent or otherwise in this Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Collateral Agent, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any right, power or remedy. Collateral Agent's or the Lenders' consent to any request made by the Borrower shall not be deemed to constitute or preclude the necessity for obtaining Collateral Agent's or the Lenders' consent in the future to all similar requests. To the extent permitted by any Requirements of Law, the Borrower hereby waives any rights now or hereafter conferred by statute or otherwise that may require Collateral Agent or the Lenders to sell, lease or otherwise use the Equipment, any Item of Equipment or any Part thereof in mitigation of Collateral Agent's, or the Lenders' damages upon the occurrence of a Security Agreement Event of Default or that may otherwise limit or modify any of Collateral Agent's or the Lenders' rights hereunder.

        Section 8.6.    Allocation of Borrower Collateral.    All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Borrower Collateral shall be held by the Collateral Agent, and shall be promptly paid over (after payment of any amounts payable to the Collateral Agent pursuant to Section 8.7) by the Collateral Agent to the Lenders, in accordance with Section 3.8 of the Loan Agreement. Any surplus of such cash or cash proceeds held by the Collateral Agent and remaining after payment in full of all the Liabilities shall be paid over to the Borrower or to whosoever may be lawfully entitled to receive such surplus.

        Section 8.7.    Compensation and Indemnity.    The Borrower shall pay to the Collateral Agent such compensation as set forth in the Loan Agreement. The Borrower shall reimburse the Collateral Agent upon request for all reasonable disbursements, expenses and advances incurred or made by the Collateral Agent without negligence or bad faith on its part. Such expenses shall include the reasonable compensation and expenses of the Collateral Agent's agents, experts and counsel.

        The Borrower shall indemnify the Collateral Agent, its directors, officers, agents and employees for, and hold each of them harmless against, any loss or liability, cost or expense incurred by them without negligence or bad faith on their part in connection with the acceptance or administration of this Security Agreement and its duties under this Security Agreement and the Notes, including, without limitation, the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Security Agreement and the Notes.

        To secure the Borrower's payment obligations in this Section 8.7, the Collateral Agent shall have a lien prior to the Lenders on all money or property held or collected by the Collateral Agent, in its capacity as Collateral Agent, except money or property held in trust to pay principal of, premium, if any, and interest on particular Notes.

        If the Collateral Agent incurs expenses or renders services after the occurrence of a Security Agreement Event of Default, the expenses and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for relief of debtors.

        The provisions of this Section 8.7 shall survive the resignation or removal of the Collateral Agent and termination of this Security Agreement.

SECTION 9.    GENERAL PROVISIONS.

        Section 9.1.    Document.    This Security Agreement is executed pursuant to the Loan Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof; provided, however, that unless expressly provided otherwise, the duties and obligation of the Collateral Agent shall be determined solely by this Security Agreement and the Collateral Agent shall have no responsibility or obligation to perform any duties or obligations under, or to monitor the performance of the duties or obligations of the Borrower under, the Loan Agreement.

        Section 9.2.    Amendments; Etc.    No amendment to or waiver of any provision of this Security Agreement nor consent to any departure by the Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, at the direction of the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        Section 9.3.    Notices.    All notices and other communications provided for hereunder shall be in writing (including telegraphic and facsimile communication) and, if to the Lenders, delivered in accordance with Section 13.6 of the Loan Agreement, or in the case of the Collateral Agent or the

Borrower, delivered to the respective addresses as set forth beneath each party's name on the signature pages hereto.

        Section 9.4.    Section Captions.    Section captions used in this Security Agreement are for convenience of reference only, and shall not affect the construction of this Security Agreement.

        Section 9.5.    Severability; No Waiver.    Wherever possible each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. No delay on the part of the Collateral Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Collateral Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

        Section 9.6.    Governing Law.    THIS SECURITY AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE, SUBJECT TO THOSE MANDATORY PROVISIONS OF NEVADA LAW GOVERNING PERFECTION, THE EFFECT OF PERFECTION OR NON-PERFECTION, AND THE PRIORITY OF A SECURITY INTEREST IN THE BORROWER COLLATERAL.

        Section 9.7.    Counterparts.    This Security Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall together constitute but one and the same agreement.

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        IN WITNESS WHEREOF, this Security Agreement has been duly executed as of the day and year first above written.

WYNN LAS VEGAS, LLC, a Nevada limited liability company, as the Borrower
By:	Wynn Resorts Holdings, LLC, a Nevada limited liability company, its sole member
	By:	Valvino Lamore, LLC, a Nevada limited liability company, its sole member
		By:	Wynn Resorts, Limited, a Nevada corporation, its sole member
		By:	/s/ STEPHEN A. WYNN
Name: Stephen A. Wynn Title: Chief Executive Officer

ACCEPTED AS OF THE DATE FIRST WRITTEN ABOVE

WELLS FARGO BANK NEVADA, NATIONAL ASSOCIATION, as Collateral Agent for Lenders
By	/s/ C. SCOTT NIELSEN Its Trust Officer
Notice Address:	299 South Main Street, 12th Fl. Salt Lake City, UT 84111
Attention:	Corporate Trust Services
Telephone:	(801) 246-5630
Telefacsimile:	(801) 246-5053

SCHEDULE A TO
SECURITY AGREEMENT

DESCRIPTION OF THE ELIGIBLE BORROWER COLLATERAL

DESCRIPTION OF EQUIPMENT*

1.
Communication Equipment

2.
Elevators and Escalators

3.
Electrical Generators and Power Supplies

4.
Furniture

5.
Fixtures

6.
Gaming Equipment

7.
House keeping Equipment

8.
HVAC Equipment

9.
Laundry Equipment

10.
Maintenance Equipment

11.
Restaurant Equipment

12.
Security and surveillance Equipment

13.
Signage

14.
Theater Equipment

15.
Vaults

16.
Water systems

*
additions and deletions to be made by the Borrower and the Lenders

EXHIBIT A TO
SECURITY AGREEMENT

FORM OF THE BORROWER SECURITY AGREEMENT SUPPLEMENT

        Security Agreement Supplement No.       (this "Security Agreement Supplement No.       ") dated            , 20    , by Wynn Las Vegas, LLC, a Nevada limited liability company (the "Borrower"), in favor of Wells Fargo Bank Nevada, National Association, a national banking association, as Collateral Agent (being referred to herein, together with any successor(s) thereto in such capacity, as the "Collateral Agent") for the Lenders. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Security Agreement dated as of October 30, 2002, between the Borrower and the Collateral Agent, a copy of which is attached hereto.

WITNESSETH:

        The Loan Agreement provides for the execution and delivery from time to time of supplements to the Security Agreement substantially in the form hereof which shall particularly describe the Borrower Collateral and shall specifically grant a security interest in the Borrower Collateral to the Collateral Agent.

        The Security Agreement relates to the Borrower Collateral described in Schedule A hereto, Schedule A to the Security Agreement and each Schedule A attached to each other Security Agreement Supplement attached to the attached Security Agreement.

        The Borrower hereby assigns and pledges to the Collateral Agent, and hereby grants to the Collateral Agent, a lien and security interest in and to all of the Borrower Collateral, whether now or hereafter existing or acquired, including the Borrower Collateral more particularly described in Schedule A hereto.

        TO HAVE AND TO HOLD the aforesaid property unto the Collateral Agent, its successors and assigns forever, upon the terms and conditions set forth in the Security Agreement to secure the payment of the Liabilities.

        This Supplement shall be construed in connection with and as part of the Security Agreement and all terms, conditions and covenants contained in the Security Agreement, except as herein modified, shall be and remain in full force and effect.

        Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Security Agreement Supplement No.      may refer to the "Security Agreement" without making specific reference to this Security Agreement Supplement No.     , but nevertheless all such references shall be deemed to include this Security Agreement Supplement No.     unless the context shall otherwise require.

        Section 1.1.    Counterparts.    This Supplement No.     may be executed and delivered in any number of counterparts, each of such counterparts constituting an original but all together only one Supplement.

        Section 1.2.    Governing Law.    THIS SECURITY SUPPLEMENT NO.     AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE, SUBJECT TO THE MANDATORY PROVISIONS OF NEVADA LAW GOVERNING PERFECTION, THE EFFECT OF PERFECTION OR NON-PERFECTION, AND THE PRIORITY OF A SECURITY INTEREST IN THE BORROWER COLLATERAL

        Section 1.3.    Headings.    Any headings or captions preceding the text of the several sections hereof are intended solely for convenience of reference and shall not constitute a part of this Supplement No.     nor shall they affect its meaning, construction or effect.

        Section 1.4.    The Collateral Agent.    The Collateral Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Security Agreement Supplement or for or in respect of the recitals contained herein, all of which are made solely by the Borrower.

        [Signature Pages Begin on Next Page]

2

        IN WITNESS WHEREOF, the Borrower has caused this Security Agreement Supplement No.     to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

WYNN LAS VEGAS, LLC, a Nevada limited liability company, as the Borrower
By:	Wynn Resorts Holdings, LLC, a Nevada limited liability company, its sole member
	By:	Valvino Lamore, LLC, a Nevada limited liability company, its sole member
		By:	Wynn Resorts, Limited, a Nevada corporation, its sole member
		By:	Name: Title:
Accepted by WELLS FARGO BANK NEVADA, NATIONAL ASSOCIATION, as Collateral Agent for Lenders
By	Its
Notice Address:
Attention: Telephone: Telefacsimile:

3

SCHEDULE A
DESCRIPTION OF THE BORROWER COLLATERAL

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  Exhibit 10.11
BORROWER SECURITY AGREEMENT Dated as of October 30, 2002 Between WYNN LAS VEGAS, LLC, as Borrower and WELLS FARGO BANK NEVADA, NATIONAL ASSOCIATION, as Collateral Agent for the Lenders